SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  February 17, 2004

 SPEIZMAN INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8544	56-0901212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 701 Griffith Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices) (Zip Code)

 Mr. Paul R.M. Demmink
Vice President-Finance/CFO
701 Griffith Road
Charlotte, North Carolina 28217
(Name and Address of Agent For Service)

 (704) 559-5777
(Telephone Number, Including Area Code, of Agent for Service)

Item 5.  Other Events and Required FD Disclosure.

Speizman Industries, Inc. (the “Company”), issued a press release on Tuesday, February 17, 2004 which is attached to this report as Exhibit 99.1.  In the press release, the Company stated that after the close of its business on Thursday, February 12, 2004, its lender delivered a notice of default under its secured loan agreement, and terminated the forbearance agreement previously agreed to, due to defaults in the financial covenants contained in the loan agreement.  The Company stated that it was in discussion with its lender to resolve the issues that gave rise to the notice, but could give no assurances it would be successful.

Item 7.  Financial Statements and Exhibits.

 (c) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated February 17, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEIZMAN INDUSTRIES, INC.

By: /s/ Paul R. M. Demmink Paul R. M. Demmink Chief Financial Officer

Date:  February 17, 2004